161 N. Clark Street, Suite 4200, Chicago, IL, 60601 • 312.819.1900

EXHIBIT 5.1

September 11, 2015

Board of Directors

Orchids Paper Products Company

4826 Hunt Street

Pryor, Oklahoma 74361

Re:	Orchids Paper Products Company Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Orchids Paper Products Company, a Delaware corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-3, Registration No. 333-206663 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to $50,000,000 of any combination of (i) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) warrants to purchase shares of Common Stock (the “Warrants”), and (iii) units composed of shares of Common Stock and/or Warrants in any combination (the “Units”). The Common Stock, Warrants and Units are sometimes referred to collectively herein as the “Securities.” As set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus filed pursuant to Rule 415 promulgated under the Securities Act, the Securities may be offered in an unspecified number at indeterminate prices from time to time by the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

We have reviewed the following:

1.	The Company’s Amended and Restated Certificate of Incorporation dated May 17, 2013;

2.	The Company’s Amended and Restated Bylaws, as amended May 17, 2013; and

such matters of law and made such inquiries and reviewed such documents and records as we have deemed necessary or appropriate to enable us to express an opinion on the matters covered hereby, and we have also examined and relied upon representations, statements or certificates of public officials and officers and representatives of the Company. In expressing the opinions set forth below, we have assumed, with the Company’s consent, that all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original documents, and all signatures on all documents submitted to us for examination are genuine and made by natural persons with legal capacity.

Orchids Paper Products Company

September 11, 2015

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including by facsimile or other electronic transmission). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

The opinions set forth below are based as to matters of law solely on the applicable provisions of the following, as currently in effect: (i) as to the opinion given in paragraph (1), the Delaware General Corporation Law, and (ii) as to the opinions given in paragraphs (2) and (3), the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such other laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein).

For purposes of the opinions expressed below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of any Securities offered pursuant to the Registration Statement, (i) the total number of issued shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s Amended and Restated Certificate of Incorporation, as amended and then in effect (the “Articles”), and (ii) the Registration Statement (including all necessary post-effective amendments thereto) will have been declared effective by order of the U.S. Securities and Exchange Commission (the “Commission”), and no stop order suspending its effectiveness will have been issued and remain in effect.

For purposes of the opinions expressed below, we refer to the following as the “Future Authorization and Issuance” of Securities:

•	with respect to any of the Securities, (a) the appropriate and proper authorization by the Company of the terms and issuance of such Securities, including the consideration to be received for such Securities, in accordance with the Articles and applicable law (the “Authorization”), and (b) the issuance of such Securities in accordance with the Authorization upon the receipt by the Company of the consideration (which, in the case of shares of Common Stock, is not less than the par value of such shares) to be paid therefor in accordance with the Authorization; and

Orchids Paper Products Company

September 11, 2015

•	with respect to Warrants and/or Units, (a) the authorization, execution and delivery by the Company and the other parties thereto of any agreement under which such Securities are to be issued, (b) the establishment of the terms of such Securities, and the execution and delivery of such Securities, in accordance with any applicable agreement governed by the laws of the State of New York under which such Securities are to be issued and applicable New York law, and (c) to the extent that the obligations of the Company with respect to such Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the warrant agreement for any Warrants or under the unit agreement for any Units is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such agreement; that such agreement has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such agreement, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such agreement.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1. Upon the Future Authorization and Issuance of shares of Common Stock, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2. Upon the Future Authorization and Issuance of Warrants, such Warrants will constitute valid and legally binding obligations of the Company.

3. Upon the Future Authorization and Issuance of Units, such Units will constitute valid and legally binding obligations of the Company.

The opinions expressed in paragraphs (2) and (3) above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law).

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

Orchids Paper Products Company

September 11, 2015

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Polsinelli PC under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Polsinelli PC

Polsinelli PC